Exhibit 99.1

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

September 19, 2005	102/05

CHITTENDEN TO PRESENT AT THE 2005 RBC CAPITAL MARKETS FINANCIAL INSTITUTIONS CONFERENCE.

Burlington, VT — Chittenden Corporation (NYSE:CHZ) announced today that Paul Perrault, President and Chief Executive Officer, and Kirk Walters, Executive Vice President and Chief Financial Officer, will be speaking at the 2005 RBC Capital Markets Financial Institutions Conference on Tuesday, September 20th. Chittenden is scheduled to make its presentation at 8:55 am. Interested parties can access Chittenden’s presentation through an audio web link established by RBC Capital Markets. The web link is http://www.wsw.com/webcast/rbc33/chz. The conference will be held at the Harbor View Hotel on Martha’s Vineyard.

The Company may answer one or more questions concerning business and financial developments and trends and other business and financial matters affecting the Company, some of the responses to which may contain information that has not previously been disclosed.

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, the Company offers a broad range of financial products and services to customers throughout Northern New England and Massachusetts, including deposit accounts and services; commercial, and consumer loans; insurance; and investment and trust services to individuals, businesses, and the public sector. Chittenden Corporation news releases, including earnings announcements, are available on the Company’s website.

[1]	Chittenden’s subsidiaries are Chittenden Trust Company, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, and Ocean National Bank. Chittenden Trust Company also operates under the name Chittenden Bank, Chittenden Services Group, Mortgage Service Center, and it owns Chittenden Insurance Group, and Chittenden Securities, Inc.